UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 27, 2017

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 27, 2017, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and its wholly-owned subsidiary Seacoast National Bank (“SNB”) extended the term of the employment agreement with Dennis S. Hudson, III, Chairman and Chief Executive Officer, dated as of December 18, 2014 (the “Employment Agreement”), for a period of three years. As amended, the term of the Employment Agreement will continue until December 18, 2020, unless Mr. Hudson’s employment is sooner terminated pursuant to the provisions of the Employment Agreement.

Under the Employment Agreement, Mr. Hudson receives a minimum base salary (presently $600,000 per year), medical, long-term disability and life insurance in accordance with the Bank’s insurance plans applicable to senior management, as well as a car allowance and any other benefits that are approved by the Board. Mr. Hudson also may receive other compensation including equity awards and incentive awards, and he is entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate.

Under the Agreement, if Mr. Hudson is terminated for “cause” or resigns without “good reason,” as defined in the Employment Agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”).

If Mr. Hudson resigns for good reason or is terminated without cause prior to a “change in control” (as defined in the Employment Agreement), he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times his base salary in effect on the date of separation, b) two times the highest annual bonus he earned over the previous three full fiscal years (the “Cash Bonus”); and c) reimbursement for continuing group medical, dental, vision and prescription drug plan benefits (the “Continuing Benefits”) for two years. If Mr. Hudson resigns for good reason or is terminated without cause within twelve months following a change in control, he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) three times his base salary in effect on the date of separation, b) three times the Cash Bonus; and c) Continuing Benefits for three years. If Mr. Hudson’s employment is terminated due to death or Disability (as defined in the Employment Agreement), he will receive 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of two times his base salary in effect on the date of separation.

The employment agreement also contains certain non-competition, non-disclosure and non-solicitation covenants. In addition, under the agreement, Mr. Hudson is subject to the Company’s policies applicable to executives generally, including its policies relating to claw-back of compensation.

The amendment to the Employment Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment, dated June 27, 2017, to Employment Agreement between Dennis S. Hudson, III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: June 27, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, dated June 27, 2017, to Employment Agreement between Dennis S. Hudson, III.